Exhibit 10.1
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     FIRST AMENDMENT made as of this 28th day of March, 2008, to the Employment Agreement (the “Agreement”), entered into as January 1, 2007, by and between Countrywide Financial Corporation (the “Company”) and David Sambol (the “Executive”).
W I T N E S S E T H:
     WHEREAS, the Agreement establishes the terms of Executive’s employment with the Company and its affiliates; and
     WHEREAS, under the terms of the Agreement, the Executive is entitled to receive a long-term incentive compensation award on April 1, 2008, consisting of performance based restricted stock units (“RSUs”) and stock appreciation rights (“SARs”), each with an award value of no less than $4,500,000;
     WHEREAS, the Executive and the Company desire to substitute an additional grant of RSUs in place of the SAR award scheduled to be made on April 1, 2008.
     NOW, THEREFORE, the parties hereto agree as follows:
     1. On April 1, 2008, the Company shall provide the Executive with an RSU award subject to that number of whole shares of Company common stock that results in an aggregate grant date value of no less than $9,000,000.
     2. The SAR award scheduled to be made to the Executive under the Agreement on April 1, 2008 shall be cancelled. The Executive hereby waives any and all rights to the SAR award that had been scheduled for April, 1, 2008.
     3. As amended by this First Amendment, the Agreement shall remain in full force and effect.
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     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officers and the Executive has hereunto set his hand as of the date first above written.

COUNTRYWIDE FINANCIAL CORPORATION
By:	/s/ Leora I. Goren
Leora I. Goren
Senior Managing Director, Chief Human Resources Officer

EXECUTIVE
/s/ David Sambol
David Sambol